UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2009

ANESIVA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50573	77-0503399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Boulevard, Suite #502

South San Francisco, CA, 94080

(Address of principal executive offices)

(650) 624-9600

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Derivative Action

On March 19, 2009, Sheryl Gluck, an alleged stockholder, filed a derivative complaint in the Court of Chancery of the State of Delaware, purportedly on behalf of Anesiva, Inc. (“Anesiva”), against Anesiva, as a nominal defendant, Anesiva’s chief executive officer, certain members of Anesiva’s board of directors and certain stockholders of Anesiva affiliated with the directors relating to the financing transaction Anesiva completed in January 2009. On January 20, 2009, Anesiva entered into a securities purchase agreement (the “Investor Agreement”) with Sofinnova Venture Partners VII, L.P., Alta California Partners III, L.P., Alta Embarcadero Partners III, LLC, Alta Partners VIII, LP, CMEA Ventures VII, L.P., CMEA Ventures VII (Parallel), L.P., InterWest Partners VIII, LP, InterWest Investors VIII, LP, and InterWest Investors Q VIII, LP, where Anesiva agreed to sell and issue securities for a total principal amount of up to $7.0 million, subject to the terms and conditions set forth in the Investor Agreement. The complaint alleged, among other things, that the defendants breached their fiduciary duties by causing Anesiva to enter into the Investor Agreement.

On September 8, 2009, an amended complaint was filed, which also alleges, among other things (including allegations relating to the Investor Agreement), that the defendants breached their fiduciary duties to the stockholders of Anesiva in connection with the proposed merger (the “Merger”) of Arca Acquisition Corporation (“Arca”), a wholly-owned subsidiary of Anesiva, and Arcion Therapeutics, Inc. (“Arcion”), pursuant to that certain Agreement and Plan of Merger, dated August 4, 2009, among Anesiva, Arca and Arcion and, with respect to only Articles V and IX of the agreement, each of the Arcion stockholders listed on Schedule I thereto. The amended complaint adds, among others, Arcion as a defendant to the suit. The amended complaint seeks, among other things, to enjoin the defendants from completing the Merger as currently contemplated. The amended complaint is styled both as a derivative suit and as a class action and seeks, in addition to the injunctive relief noted, damages to certain of the Anesiva stockholders based on a theory that the purchase price offered to such stockholders is less than the value of their shares.

Anesiva and its directors intend to take all appropriate actions to defend the suit.

It is possible that additional similar complaints may be filed in the future. If this does occur, Anesiva does not intend to announce the filing of any similar complaints unless they contain allegations that are substantially and materially distinct from those made in the pending action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anesiva, Inc.

Date: September 11, 2009	/s/ John H. Tran
John H. Tran, Vice President, Finance and Chief Accounting Officer